Exhibit 99.1
Contact:
Kearstin Patterson
Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com
BioMimetic Therapeutics Announces Highlights from Annual Meeting of Stockholders
Franklin, Tenn — June 21, 2007 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced the results of its 2007 Annual Meeting of Stockholders that took place on June 21, 2007 at the Company’s headquarters. Elected to the board of directors for two year terms were Charles W. Federico, newly elected, and Christopher Ehrlich, who was re-elected. Douglas Watson and Gary Friedlaender, M.D., were re-elected for three year terms. Retiring from the board was Thomas Dyrberg, M.D.
Newly elected member, Charles Federico, currently serves as a director of Orthofix International N.V., where he also served as president from 1996 to 2001, and as president and chief executive officer from 2001 to 2006. From 1985 to 1996, Mr. Federico was general manager then president of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as vice president of Dyonics, initially as director of marketing and subsequently as general manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation. Mr. Federico also currently serves on the boards of SRI/Surgical Express, Inc., SaluMedica, LLC and Mako Surgical Corp.
“We are pleased to have Charles Federico join our board of directors,” commented Samuel E. Lynch, president and CEO of BioMimetic Therapeutics. “His prior experience as CEO of Orthofix will be a great asset in helping to position BioMimetic for commercial success as we move our lead product candidates through late-stage clinical studies and into commercialization. Further, we appreciate and thank Dr. Dyrberg for his service on the board since 2001. He has been instrumental in helping guide the Company through its early development phases, and I wish him well in his future endeavors.”
In other voting, stockholders ratified the appointment of Ernst & Young LLP as BioMimetic’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

No other business was conducted at the meeting.
About BioMimetic Therapeutics
BioMimetic Therapeutics, Inc. is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, periodontal, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of its platform technology in this indication. Additionally, the Company has clinical trials ongoing with its product candidates GEM OS®1 and GEM OS®2 in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the arm. The Company’s product and lead product candidates all combine recombinant protein therapeutics with tissue specific scaffolds to actively stimulate tissue healing and regeneration.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight and approval, and other risks detailed in the company’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.
For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.